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                                                                       EXHIBIT 5



                                   July 15, 1998



Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, DC 20549

Re:  McDonald's Corporation
     Registration Statement on Form S-3
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Dear Ladies and Gentlemen:

     In my capacity as Vice President, Deputy General Counsel and Secretary of McDonald's Corporation (the "Company"), a Delaware corporation, I have supervised and participated in the legal proceedings and matters relating to the registration under the Securities Act of 1933, as amended (the "Securities Act") of $1,000,000,000 in proposed maximum aggregate offering price of Debt Securities to be issued under a Senior Debt Securities Indenture or a Subordinated Debt Securities Indenture (the "Indentures"), as supplemented, between the Company and First Union National Bank, as trustee (the "Trustee"), all as more fully described in the registration statement on Form S-3 to which this opinion is an exhibit (the "Registration Statement").

     I am an attorney licensed to practice law in the State of Illinois and my opinion is expressly limited to the laws of the State of Illinois, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

     I advise you that in my opinion:

     1. The Company is a corporation duly organized and existing under and by virtue of the laws of the State of Delaware and has adequate corporate powers to own and operate its property and to transact the business in which it is engaged.
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     2.  The Indentures have been duly authorized by all necessary corporate action of the Company and have been duly executed and delivered by the Company.

     3. When (a) the Registration Statement has become effective under the Securities Act, and provided no stop order shall have been issued by the Securities and Exchange Commission relating thereto, and (b) the Debt Securities are qualified for sale (or exempt) under the securities laws of the states in which they are offered for sale, then upon the execution of any indenture or indentures supplemental to the Indentures, and the issuance and sale of the Debt Securities in conformance with the provisions of the applicable Indenture, as supplemented, and in the manner and on the terms set forth in the Registration Statement, the Debt Securities will be, when sold, duly authorized, legally issued, fully paid, non-assessable and binding obligations of the Company, entitled to all of the benefits of the applicable Indenture, as supplemented, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditor's rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding at law or in equity.

     I am aware that I am named in the Registration Statement as counsel for the Company and hereby consent to such use of my name.

                                                Very truly yours,

                                                /s/ Gloria Santona

                                                Gloria Santona